Gold Flora Confirms Receipt of Order Granting Limited Purpose Receivership
Costa Mesa, CA – October 4, 2024 - Gold Flora Corporation, ("Gold Flora" or the "Company") (Cboe Canada: GRAM) today announced that the Court of Chancery of the State of Delaware (the “Court”) has granted an order (the “Order”) advancing a motion for sanctions brought against the Company by the former directors of Left Coast Ventures (“LCV”), a subsidiary of the Company. The Order held the Company and LCV responsible for the payment of certain legal fees that are the subject of advancement orders in connection with LCV’s indemnification obligations to former directors of LCV. The Company’s indemnification obligations under the Order are currently estimated to be approximately US$1.65 million. The Order does not create a full, general receivership over the Company.

On or about March 30, 2021, former directors and shareholders of LCV filed a complaint in the Court against multiple defendant parties, including three former directors of LCV, alleging business torts including breach of duties to LCV and its shareholders. Recently, the plaintiffs filed an amended complaint to add new defendants, including TPCO Holding Corp. (“TPCO”), and a former director of TPCO. On July 7, 2023, the Company consummated a business combination involving TPCO pursuant to which, among other things, TPCO, Gold Flora, LLC, and Stately Capital Corporation amalgamated to create the Company, resulting in the assumption of LCV and TPCO’s indemnification obligations in connection with the defendant directors by the Company.

Pursuant to the Order, the Court appointed Molly DiBianca of Clark Hill PLC (the “Limited Receiver”) as a limited purpose receiver to take such action that the Limited Receiver determines in good faith is appropriate to cause the Company and LCV to satisfy the amounts due under the Order, including accessing financial records and negotiating a payment plan with the former directors (the “Charge”) pursuant to Title 8, Section 322 of the Delaware General Corporation Law (“Section 322”).

The Limited Receiver’s appointment is limited to the Charge and the Limited Receiver will not have authority over the Company except in connection with the Charge. The Limited Receiver will have all powers generally available to a receiver under Section 322 solely with respect to the Charge. The Order provides that the Limited Receiver should first attempt to resort to resolving the Charge through operating cash flow. The initial term for the Limited Receiver will be 59 days from the date of the Order.

About Gold Flora Corporation
Gold Flora Corporation is a female-led, vertically-integrated cannabis leader that owns and operates multiple premium indoor cannabis cultivation facilities, 16 retail dispensaries in strategic geographies, a distribution business selling first party and third party brands into hundreds of dispensaries across California, and a robust portfolio of 8 cannabis brands, including Gramlin, one of the fastest growing brands in the state. The Company’s retail operations include Airfield Supply Company, Caliva, Coastal, Calma, King's Crew, Varda, Deli, and Higher Level dispensaries, and its distribution company operates under the name Stately Distribution.

Gold Flora Corporation’s indoor cultivation canopy currently comprises approximately 107,000 square feet across three facilities in its Desert Hot Springs campus and two San Jose cultivation facilities. In addition, the Company has entered into leases for two state-of-the-art indoor cultivation facilities in Palm Springs, with 53,000 square feet of canopy to start operation once licensing is complete. The Company also has the option to expand further in the future depending on market demand, with already entitled acreage providing approximately 240,000 square feet of canopy. The Desert Hot Springs campus also houses the Company's manufacturing and extraction facilities and Stately Distribution. This centralized location provides for optimal security and logistics benefits and protects the product as it moves though the Company's larger pipeline.

With hubs throughout the state, the Company distributes many prominent brands, including its own premium lines of Gramlin, Gold Flora, Cruisers, Roll Bleezy, Aviation Cannabis, Jetfuel Cannabis, Mirayo by Santana, and Monogram. Third party brands are increasingly contacting the Company in search of reliable input sources and established distribution.

References to information included on, or accessible through, websites and social media platforms do not constitute incorporation herein by reference of the information contained at or available through such websites or social media platforms, and the reader should not consider such information to be part of this press release.

For the latest news, activities, and media coverage, please visit www.goldflora.com.

Forward Looking Statements
This press release contains "forward-looking information" within the meaning of applicable Canadian securities legislation and the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to the expectations or forecasts of business, operations, financial performance, prospects, and other plans, intentions, estimates and beliefs, and may include statements regarding the Order, including the Company and LCV’s obligations thereunder and the timing for completion of same, the term of the Limited Receiver and its powers with respect to the Charge, the amount that Gold Flora will owe pursuant to the Order, and Gold Flora's expected financial condition and performance. Words such as "expects," "continue," "will," "anticipates," and "intends," or similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward–looking statements are based on Gold Flora's current projections and expectations about future events and financial trends that it believes might affect its financial condition, results of operations, prospects, business strategy and financial needs, and on certain assumptions and analysis made by it in light of the experience and perception of historical trends, current conditions and expected future developments and other factors it believes are appropriate. Forward-looking information and statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements to be materially different from future events, results, performance, and achievements expressed or implied by forward looking information and statements herein. Although Gold Flora believes that any forward-looking information and statements herein are reasonable, in light of the use of assumptions and the significant risks and uncertainties inherent in such information and statements, there can be no assurance that any such forward-looking information and statements will prove to be accurate, and accordingly readers are advised to rely on their own evaluation of such risks and uncertainties and should not place undue reliance upon such forward-looking information and statements. Any forward-looking information and statements herein are made as of the date hereof and, except as required by applicable laws, Gold Flora does not assume any obligation to update or revise any forward-looking information or statements contained herein or to update the reasons that actual events or results could or do differ from those projected in any forward-looking information and statements herein, whether as a result of new information, future events or results, or otherwise.
Gold Flora Corporation Inc.
Laurie Holcomb, Chairman & CEO
+1 (949) 252-1908 ext.300

Investor Contact
ir@goldflora.com